UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: August 14, 2020

TARGET GROUP INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada	L4K 4G9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (905) 541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered

N/A	N/A	N/A

Section 1-	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2020, the Company, its first–tier subsidiaries Visava Inc. (“Visava”) CannaKorp Inc. (“CannaKorp”), and the Company’s second-tier subsidiary, Canary Rx Inc. (“Canary”), entered into a Debt Purchase and Assignment Agreement (“Agreement”) with CL Investors Inc. (“CLI”), a corporation organized under the laws of the Province of Ontario, Canada.

Anthony Zarcone, the CEO of the Company, is the Secretary of CLI and Frank Monte, a director of the Company, is a shareholder of CLI. Jerry Zarcone, the brother of Anthony Zarcone, is the President and sole director of CLI.

Pursuant to the Agreement, CLI purchased from the Company for the sum of CDN$2,900,000.00 a debt obligation owing from Canary to the Company in the principal balance of CDN$10,600,000.00 (“Canary Debt”). Upon receipt of the CDN$2,900,000.00, the Company loaned the full sum to Canary under terms of an unsecured, non-interest bearing promissory note, subject to a covenant by the Company not to take any collection action so long as the Canary Debt remains unpaid to CLI.

As a condition of the closing of the Agreement, the terms of the Canary Debt were amended to provide for interest at 5% per annum with a maturity date of 60 months from the date of the Agreement (“Term”). The Canary Debt will be repaid according to the following schedule:

(a)	In the first year of the Term, Canary will pay CLI the greater of One Million One Hundred and Thirty Thousand ($1,130,000.00) Dollars and fifty percent (50%) of the Net Revenue (hereinafter defined), provided that where the latter amount exceeds the former amount, Canary will, by the end of such first year, pay CLI no less than the former amount and Canary will, within thirty (30) days following the end of such first year, pay CLI the balance of the such amount owing for such first year;

(b)	In the second year of the Term, Canary will pay CLI the greater of Two Million One Hundred Thousand ($2,100,000.00) Dollars and fifty percent (50%) of the Net Revenue, by way of twelve (12) consecutive monthly installments payable on the 14th day of each month commencing on August 14, 2021 for a monthly amount of One Hundred and Seventy-Five Thousand ($175,000.00) Dollars, provided that where the latter amount exceeds the former amount, Canary will, within thirty (30) days following the end of such second year, pay CLI the balance of the such amount owing for such second year;

(c)	In the third year of the Term, Canary will pay CLI the greater of Three Million Two Hundred and Twenty Thousand ($3,220,000.00) Dollars and fifty percent (50%) of the Net Revenue, by way of twelve (12) consecutive monthly installments payable on the 14th day of each month commencing on August 14, 2022 for a monthly amount of Two Hundred and Sixty-Six Thousand Six Hundred and Sixty-Six Dollars and Sixty-Six Cents ($266,666.66), provided that where the latter amount exceeds the former amount, Canary will, by the end of such third year, pay CLI no less than the former amount and Canary will, within thirty (30) days following the end of such third year, pay CLI the balance of the such payments owing for such third year;

(d)	In the fourth year of the Term, Canary will pay CLI the greater of Three Million Eighty Thousand ($3,080,000.00) Dollars and fifty percent (50%) of the Net Revenue, by way of twelve (12) consecutive monthly installments payable on the 14th day of each month commencing on August 14, 2023 for a monthly amount of Two Hundred and Fifty-Six Thousand Six Hundred and Sixty-Six Dollars and Sixty-Six Cents ($256,666.66), provided that where the latter amount exceeds the former amount, Canary will Canary will, within thirty (30) days following the end of such fourth year, pay CLI the balance of the such amount owing for such fourth year; and

(e)	In the fifth year of the Term, Canary will pay CLI the balance owing under this Note, by way of twelve (12) consecutive monthly installments payable on the 14th day of each month commencing on August 14, 2024 for an amount calculated by dividing twelve (12) into the sum of all amounts owing under this Note at the beginning of the fifth year of the Term on account of Principal and Interest, provided that where there are further amounts owing under this Note at the end of such fifth year, Canary will pay CLI all such further amounts within five (5) days following the end of such fifth year.

For the purposes of this Note, “Net Revenue” will mean any and all revenue generated from Canary’s Licensed Facility (hereinafter defined) to which it is entitled net of applicable taxes and third-party expenses.

The repayment of the Canary Debt, as amended, is guaranteed by Visava and the Company’s wholly-owned subsidiary CannaKorp Inc. and secured by (i) a general security interest in the assets of the Company, Canary, Visava and CannaKorp Inc., respectively; and (ii) a pledge by the Company of all of the issued and outstanding common stock of Canary, Visava and CannaKorp Inc. held by the Company. In addition to the foregoing guarantees, security interest and stock pledge, CLI has been granted an option, in lieu of repayment of the amended Canary Debt, to demand, in its sole and absolute discretion the transfer, assignment and conveyance of 75% of the issued and outstanding capital stock of Visava and Canary.

Effective August 14, 2020, the Agreement was amended (“Amendment”) to provide that CLI will purchase from Rubin Schindermann, a director of the Company, 500,000 shares of the Company’s Series A Preferred Stock in consideration of the payment by CLI to Rubin Schindermann of CDN$100,000.00 and the issuance to Schindermann of 10,000,000 shares of the Company’s common stock. In consideration of the foregoing, Mr., Schindermann resigned as a director of the Company and from any and all administrative and executive positions with the Company’s subsidiaries Visava Inc., CanaryRx Inc. and CannaKrp Inc., respectively.

The transactions contemplated by the Agreement and the Amendment closed on August 14, 2020, at which time the Agreement, the Amendment and the remaining transaction documents became enforceable against the Company, Visava, Canary and CannaKorp, as the case may be.

The description of the foregoing transactions is qualified in its entirety by reference to the agreements which are included as exhibits to this report.

Section 5-	Corporate Governance and Management
Item 5.02-	Departure of Director and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2020, Rubin Schindermann resigned as a director of the Company. Mr. Schindermann also resigned from any and all administrative and executive positions with the Company’s subsidiaries Visava Inc., CanaryRx Inc. and CannaKorp Inc., respectively.

The disclosures in Item 1.01 of this Report are incorporated herein by reference.

Section 9-	Financial Statements and Exhibits
Item 9.01	Exhibits

Item	Description

10.1 (i)	Debt Purchase and Assignment Agreement dated June 15, 2020

10.1 (ii)	Amendment dated August 14, 2020 to Debt Purchase and Assignment Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.
Dated: August 18, 2020	By:	/s/ Anthony Zarcone
Chief Executive Officer